UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023 (September 29, 2023)

__________________________

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 29, 2023, Volcon, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with three holders (each, a “Holder”) of the Company’s existing warrants amended and restated on May 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Company reduced the exercise price for a portion of the Existing Warrants to $0.35 per share (“Reduced Warrant Exercise Price”). In addition, pursuant to the Inducement Letter, the Holders who agreed to exercise for cash their Existing Warrants would receive a new warrant (“New Warrant”) to purchase a number of shares of common stock equal to the number of shares of common stock exercised under the Existing Warrants with an exercise price of $0.50 per share. The Holders agreed to purchase up to an aggregate of 1,535,000 shares of Company common stock at the Reduced Warrant Exercise Price under the Existing Warrants in consideration of the Company’s agreement to issue New Warrants to purchase up to an aggregate of 1,535,000 shares of Company common stock (the “New Warrant Shares”) at an exercise price of $0.50 per share. The Company received aggregate gross proceeds of approximately $537,250 from the exercise of the Existing Warrants by the Holders. The New Warrants are identical to the Existing Warrants. The issuance of the New Warrants occurred on September 29, 2023.

The resale of the shares of common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-272564), declared effective by the Securities and Exchange Commission (the “SEC”) on June 27, 2023.

The forms of the New Warrants and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the terms of the New Warrants and Inducement Letter are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.     Unregistered Sales of Equity Securities.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Company issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Regulation D issued thereunder. Neither the issuance of the New Warrants nor the New Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of New Warrant
10.2	Form of Inducement Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: October 2, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

4